Schedule 13D
CUSIP No. 09141T 10 7	Page 1 of 2 Pages

EXHIBIT 15

McCARTER & ENGLISH, LLP 245 Park Avenue 27th Floor New York, New York 10167 (212) 609-6808 Bishop Capital Corp., Robert E. Thrailkill Robert J. Thrailkill, and Sherry L. Moore

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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THE RAVENSWOOD INVESTMENT	ECF
COMPANY, L. P., ROBOTTI & COMPANY,	2004 Civ. 9266 (KMK)
INCORPORATED and ROBOTTI &
COMPANY, LLC,

Plaintiffs,
STIPULATION AND ORDER
-against-

BISHOP CAPITAL CORP., ROBERT E.
THRAILKILL, ROBERT J. THRAILKILL,
and SHERRY L. MOORE,

Defendants.

---------------------------------------------------------------x

IT IS HEREBY STIPULATED AND AGREED by and between the undersigned attorneys for plaintiffs The Ravenswood Investment Company, L.P., Robotti & Company, Incorporated and Robotti & Company, LLC ("Plaintiffs") and defendants Bishop Capital Corp., Robert E. Thrailkill, Robert J. Thrailkill and Sherry L. Moore ("Defendants"):

                1.             The parties hereby agree, without prejudice to any party's rights, that the Special Meeting of Shareholders of Bishop Capital Corporation will be held as noticed and scheduled on Tuesday, December 16, 2004 at 1:00 p.m., MST, at which time all shareholders are being asked to approve an amendment to the Articles of Incorporation of Bishop Capital Corporation to effect a 1 for 110 reverse stock split, and the repurchase of fractional shares (the "Transaction").

2. The parties further hereby agree that, if the Transaction is approved by the shareholders, no party shall take any action to implement the Transaction pending further Order of the Court.

                3.             The parties further hereby agree that by entering into this stipulation no party admits or shall be deemed to have admitted, any fact or any entitlement to any relief sought in this action by any party.

4. Plaintiffs shall file and serve opposition papers, if any, to Defendants' Motion to Dismiss Plaintiffs' Complaint or Transfer Venue on or before Wednesday, December 15, 2004.

5. Defendants shall file and serve reply papers, if any, in further support of their Motion to Dismiss Plaintiffs' Complaint or Transfer Venue on or before Friday, December 17, 2004.

Schedule 13D
CUSIP No. 09141T 10 7			Page 2 of 2 Pages

6. Oral argument on Defendants' Motion to Dismiss Plaintiffs' Complaint or Transfer Venue shall be heard on December 21, 2004 at 10 o'clock.

Dated: December 10, 2004

BY:	/s/ Richard A. Beran	BY:	/s/ William C. Rand

	Richard A. Beran, Esq.		William C. Rand, Esq.
	McCARTER & ENGLISH, LLP		LAW OFFICE OF
	245 Park Avenue - 27th Floor		WILLIAM COUDERT RAND
	New York, NY 10167		711 Third Avenue, Suite 1505
	(212) 609-6800		New York, NY 10017
	Attorneys for Defendants		(212) 286-1425
	Bishop Capital Corp., Robert E.		Attorneys for Plaintiffs
	Thrailkill, Robert J. Thrailkill and		The Ravenswood Investment
	Sherry L. Moore		Company, L.P., Robotti &
Company, Incorporated and
Robotti & Company, LLC

SO ORDERED:

/s/ Kenneth M. Karas

KENNETH M. KARAS, U.S.D.J.
12/14/04